CHC GROUP REPORTS FISCAL 2016 FIRST QUARTER RESULTS

•	Initial cost reduction program has favorable impact and has mitigated top line pressure

•	Aircraft purchase commitments reduced; creates order book and capital spending flexibility

September 8, 2016 – Vancouver, British Columbia, Canada – CHC Group (NYSE: HELI) reported fiscal 2016 first quarter (ended July 31, 2015) consolidated revenue of $376 million, a decline of 18 percent year-over-year driven by unfavorable currency translation effects and challenging operating conditions in the global oil sector. On a constant currency basis, revenue decreased 9 percent.

The Company reported a net loss of $47 million, or $0.62 per ordinary share, for the fiscal 2016 first quarter. Excluding special items, Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and helicopter lease and other costs) increased 2 percent to $114 million, reflecting the Company's successful execution of cost control initiatives. On a constant currency basis, Adjusted EBITDAR excluding special items was up modestly year-over-year. Adjusted EBITDAR margin, excluding special items, was 33 percent, an increase of 620 basis points year-over-year, resulting from cost control initiatives as well as the impact of foreign exchange.

The Company had a fiscal 2016 first quarter adjusted net loss of $34 million. Quarterly adjustments included, but were not limited to, a $19 million restructuring charge related to lease and other contractual costs on certain leased helicopters as well as employee severance costs.

(Periods ended July 31; US$ in millions)	First Quarter
	FY15	FY16	% Change
As reported:
Revenue	$461	$376	(18)%
Net loss	(34)	(47)	(36)%
Adjusted[1]:
EBITDAR excluding special items[2]	112	114	2%
EBITDAR Margin[3]	26.6%	32.8%	620bps
Net loss[4]	(37)	(34)	8%

1.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

2.	Corporate transaction costs were excluded from EBITDAR. See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

3.
Adjusted EBITDAR margin excluding special items is calculated as Adjusted EBITDAR excluding special items as a percentage of operating revenue. Operating revenue in fiscal 2015 first quarter was $421 million and in fiscal 2016 first quarter was $347 million.

4.
Adjusted net loss excludes corporate transaction costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

Karl Fessenden, CHC President and Chief Executive Officer:
"In the fiscal 2016 first quarter, we significantly lowered our costs and improved our capital efficiency, reflecting both the resiliency and flexibility of our business model. Excluding foreign exchange, we reduced operating expenses at the Adjusted EBITDAR level by approximately $50 million on a year-over-year basis, which more than offset the decline in revenue and resulted in modest growth in Adjusted EBITDAR. We remain confident in our ability to manage through the current operating environment given the mission-critical services that we provide, coupled with the fact that the majority of our revenue is derived from oil and gas production platforms operating at low marginal costs. We continue to believe there are significant opportunities for attractive growth as production and exploration activities continue to move further offshore to meet the forecasted long-term demand for oil."

Lee Eckert, CHC Chief Financial Officer:
"While we are encouraged by the positive impact from our significant initial cost reduction program, we believe there is more runway to further improve our cost base, capital efficiency, productivity and commercial excellence."

BUSINESS SEGMENTS
Helicopter Services (flying)
Fiscal 2016 first quarter revenue of $341 million declined 20 percent, with the negative impact of currency translation being a significant contributor to the reduction. On a constant currency basis, the decline was 9 percent, driven by lower flying activity and lower reimbursable revenue. Adjusted EBITDAR for the segment was $121 million, a decline of 4 percent largely due to the impact of foreign exchange. The segment's Adjusted EBITDAR margin of 39 percent increased approximately 590 basis points compared to the prior year quarter, reflecting the positive impact of foreign exchange and cost saving initiatives.

Heli-One (MRO)
Heli-One’s third-party revenue for the fiscal 2016 first quarter was $35 million, a decline of 4 percent compared to the prior year quarter due to the impact of foreign exchange. On a constant currency basis, revenue increased 8 percent year-over-year. Adjusted EBITDAR was $7 million, an increase of 40 percent and Adjusted EBITDAR margin of 12 percent increased 300 basis points compared to the prior year quarter.

LEVERAGE, LIQUIDITY AND COMMITMENTS
The Company ended the fiscal 2016 first quarter with an adjusted leverage ratio of 5.0x, which was unchanged from the prior quarter.

The Company ended the quarter with $559 million in liquidity as defined under “Non-GAAP Measures” below. This includes $145 million in undrawn capacity under the asset-based revolving credit facility. Operating cash flow was $25 million, an improvement of $56 million over the same period in the prior year.

During fiscal 2016 to date, the Company repurchased $41 million in bonds at significant discounts to face value, driving annualized interest savings of approximately $4 million.

In addition, the Company reduced its aircraft purchase commitments by $169 million. Additional flexible orders of $249 million allow the Company to monitor the market recovery before confirming dates and the type of aircraft for deliveries, further strengthening the Company's financial flexibility.

CONFERENCE CALL
On Wednesday, September 9, 2015, the Company will hold its quarterly results call at 8 a.m. (Eastern Time). The call will also be audio webcast at www.chc.ca/presentations.

Presentation material accompanying the release will be posted to the Company's website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 (toll free) or 201-689-8565 (International), using Conference ID 13617734.

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ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company has a fleet of more than 230 aircraft and operates in approximately 20 countries around the world.

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Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release, regarding as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our nonwholly-owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, our ability to remain in compliance with the New York Stock Exchange listing standards, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Laura Campbell	Mary Sanderson
Director, Investor Relations	Director, Global Communications
+1.604.232.7316	+1.214.262.7384
laura.campbell@chc.ca	mary.sanderson@chc.ca

Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, including: net loss adjusted to exclude corporate transaction costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests ("adjusted net loss"); earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, restructuring expense, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”); Adjusted EBITDAR excluding special items, is Adjusted EBITDAR but excludes corporate transaction costs; Adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the weighted number of ordinary shares outstanding; free cash flow, which is calculated as net cash provided by operating activities less capital expenditures; liquidity, which is calculated as cash and cash equivalents plus available borrowings under our credit facilities and the undrawn capacity of the asset-based revolving credit facility; and Adjusted leverage ratio, which is Adjusted net debt divided by the trailing twelve months Adjusted EBITDAR excluding special items, that are not required by, or presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below. CHC has chosen to include Adjusted net loss and Adjusted net loss per share as we consider these to be useful measures of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these measures to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided liquidity to demonstrate the financial flexibility that we have from period to period. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

Consolidated Statements of Operations
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Operating revenue	$421,074	$347,028
Reimbursable revenue	39,574	28,909
Revenue	460,648	375,937
Operating expenses:
Direct costs	(394,547)	(314,170)
Earnings from equity accounted investees	2,677	1,433
General and administration costs	(21,662)	(16,356)
Depreciation	(33,725)	(40,281)
Restructuring expense	—	(19,379)
Asset impairments	(275)	—
Loss on disposal of assets	(5,259)	(987)
	(452,791)	(389,740)
Operating income (loss)	7,857	(13,803)
Interest on long-term debt	(34,872)	(26,946)
Foreign exchange gain (loss)	4,908	(10,079)
Other financing income (charges)	(4,325)	10,094
Loss before income tax	(26,432)	(40,734)
Income tax expense	(7,887)	(5,908)
Net loss	$(34,319)	$(46,642)
Net earnings (loss) attributable to:
Controlling interest	$(42,100)	$(53,362)
Non-controlling interests	7,781	6,720
Net loss	$(34,319)	$(46,642)

Net loss per ordinary share available to common stockholders:
Net loss attributable to controlling interest	$(42,100)	$(53,362)
Redeemable convertible preferred share dividends	—	(13,324)
Adjustment of redeemable non-controlling interest to redemption amount	—	16,376
Net loss available to common stockholders	$(42,100)	$(50,310)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(0.52)	$(0.62)

Weighted average number of ordinary shares outstanding - basic and diluted	80,530,687	81,375,804
(1) Net loss per ordinary share is calculated by net loss available to common stockholders divided by the weighted average number of ordinary shares outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2015	July 31, 2015
Assets
Current assets:
Cash and cash equivalents	$134,297	$102,110
Receivables, net of allowance for doubtful accounts of $1.7 million and $3.2 million, respectively	241,624	203,172
Income taxes receivable	14,191	11,268
Deferred income tax assets	416	479
Inventories	117,748	110,552
Prepaid expenses	28,742	25,836
Other assets	67,870	61,532
	604,888	514,949
Property and equipment, net	951,554	944,084
Investments	33,293	34,038
Intangible assets	169,598	163,848
Restricted cash	19,333	35,412
Other assets	458,156	493,353
Deferred income tax assets	1,333	1,757
Assets held for sale	13,424	9,903
	$2,251,579	$2,197,344
Liabilities and Shareholders' Deficit
Current liabilities:
Payables and accruals	$275,944	$274,381
Deferred revenue	40,949	36,662
Income taxes payable	42,000	40,034
Deferred income tax liabilities	43	494
Current facility secured by accounts receivable	43,379	51,437
Other liabilities	102,100	100,621
Current portion of long-term debt obligations	3,624	10,136
	508,039	513,765
Long-term debt obligations	1,215,655	1,227,353
Deferred revenue	64,387	63,150
Other liabilities	273,274	271,190
Deferred income tax liabilities	8,927	9,087
Total liabilities	2,070,282	2,084,545
Redeemable non-controlling interests	16,940	17,306
Redeemable convertible preferred shares	589,823	602,935
Capital stock	8	8
Additional paid-in capital	1,961,007	1,965,470
Deficit	(2,070,254)	(2,123,616)
Accumulated other comprehensive loss	(316,227)	(349,304)
	(425,466)	(507,442)
	$2,251,579	$2,197,344

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Cash provided by (used in):
Operating activities:
Net loss	$(34,319)	$(46,642)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	33,725	40,281
Loss on disposal of assets	5,259	987
Asset impairments	275	—
Earnings from equity accounted investees less dividends received	(2,174)	(793)
Deferred income taxes	1,065	138
Non-cash stock-based compensation expense	3,231	1,199
Net loss (gain) on debt extinguishment	7,444	(14,687)
Amortization of long-term debt and lease deferred financing costs	2,573	2,469
Mark to market gain on derivative instruments	(8,408)	(3,442)
Non-cash defined benefit pension income	(207)	(173)
Defined benefit contributions and benefits paid	(17,127)	(6,777)
Unrealized loss (gain) on foreign currency exchange translation	(5,990)	10,605
Other	(1,502)	(3,580)
Change in cash resulting from changes in operating assets and liabilities
Receivables, net of allowance	(8,282)	30,726
Income taxes receivable and payable	(683)	93
Inventories	(7,643)	1,818
Prepaid expenses	(2,666)	2,715
Payables and accruals	(12,070)	5,929
Deferred revenue	11,163	170
Other assets and liabilities	5,091	4,203
Cash provided by (used in) operating activities	(31,245)	25,239
Financing activities:
Sold interest in accounts receivable, net of collections	(9,146)	10,602
Long-term debt proceeds	70,000	150,000
Long-term debt repayments	(71,371)	(95,868)
Redemption and repurchases of senior secured notes	(70,620)	—
Redemption and repurchases of senior unsecured notes	—	(18,818)
Increase in deferred financing costs	—	(2,179)
Cash provided by (used in) financing activities	(81,137)	43,737
Investing activities:
Property and equipment additions	(125,879)	(80,095)
Proceeds from disposal of property and equipment	69,198	27,723
Helicopter deposits net of lease inception refunds	(14,780)	(24,360)
Restricted cash	1,605	(16,638)
Cash used in investing activities	(69,856)	(93,370)
Effect of exchange rate changes on cash and cash equivalents	(356)	(7,793)
Change in cash and cash equivalents during the period	(182,594)	(32,187)
Cash and cash equivalents, beginning of period	302,522	134,297
Cash and cash equivalents, end of period	$119,928	$102,110

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended
	July 31, 2014	July 31, 2015
Helicopter Services operating revenue	$384,137	$311,591
Reimbursable revenue	39,574	28,909
Helicopter Services total external revenue	423,711	340,500
Heli-One external revenue	36,937	35,437
Consolidated external revenue	$460,648	$375,937

EBITDAR Summary

	Three months ended
	July 31, 2014	July 31, 2015
Helicopter Services	$126,801	$121,243
Heli-One	5,276	7,364
Corporate and other	(21,662)	(16,356)
Inter-segment eliminations	(19)	(733)
Adjusted EBITDAR[1]	$110,396	$111,518

(1) See a description of non-GAAP financial measures under "Non-GAAP Financial Measures" and reconciliation to comparable GAAP measures below.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Helicopter Services	$126,801	$121,243
Heli-One	5,276	7,364
Corporate and other	(21,662)	(16,356)
Inter-segment eliminations	(19)	(733)
Adjusted EBITDAR	110,396	111,518
Helicopter lease and associated costs	(63,280)	(64,674)
Depreciation	(33,725)	(40,281)
Restructuring expense	—	(19,379)
Asset impairments	(275)	—
Loss on disposal of assets	(5,259)	(987)
Operating income (loss)	7,857	(13,803)
Interest on long-term debt	(34,872)	(26,946)
Foreign exchange gain (loss)	4,908	(10,079)
Other financing income (charges)	(4,325)	10,094
Loss before income tax	(26,432)	(40,734)
Income tax expense	(7,887)	(5,908)
Net loss	$(34,319)	$(46,642)
Net earnings (loss) attributable to:
Controlling interest	$(42,100)	$(53,362)
Non-controlling interests	7,781	6,720
Net loss	$(34,319)	$(46,642)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Adjusted EBITDAR	$110,396	$111,518
Corporate transaction costs[1]	1,701	2,309
Adjusted EBITDAR excluding special items	$112,097	$113,827
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Net loss attributable to controlling interest	$(42,100)	$(53,362)
Corporate transaction costs[1]	1,701	2,309
Restructuring expense[2]	—	19,379
Asset impairments	275	—
Loss on disposal of assets	5,259	987
Foreign exchange loss (gain)	(4,908)	10,079
Net loss (gain) on debt extinguishment[3]	7,444	(14,687)
Unrealized loss (gain) on derivatives	(4,343)	1,608
Adjusted net loss	$(36,672)	$(33,687)
Redeemable convertible preferred share dividends	—	(13,324)
Adjusted net loss available to common stockholders[4]	$(36,672)	$(47,011)
Weighted average number of ordinary shares outstanding - basic and diluted	80,530,687	81,375,804
Adjusted net loss per ordinary share[5]	$(0.46)	$(0.58)

(1) Corporate transaction costs include costs related to senior executive turnover and other transactions.
(2) Restructuring expense relates to severance and other costs incurred as part of a review of our operations and organizational structure and fleet.
(3) Net loss (gain) on debt extinguishment relates to the redemption and purchase on the open market of our senior secured and senior unsecured notes.
(4) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustment of $16.4 million to our redeemable non-controlling interest to redemption amount which was recognized in additional paid-in capital in the three months ended July 31, 2015.
(5) Adjusted net loss per ordinary share is calculated by dividing adjusted net loss available to common stockholders by the weighted average number of ordinary shares outstanding.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2014	July 31, 2015
Adjusted EBITDAR excluding special items	$112,097	$113,827
Helicopter lease and associated costs	(63,280)	(64,674)
Depreciation	(33,725)	(40,281)
Net loss (gain) on debt extinguishment	7,444	(14,687)
Unrealized loss (gain) on derivatives	(4,343)	1,608
Interest on long-term debt	(34,872)	(26,946)
Other financing income (charges)	(4,325)	10,094
Income tax expense	(7,887)	(5,908)
Earnings attributable to non-controlling interests	(7,781)	(6,720)
Adjusted net loss	$(36,672)	$(33,687)

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	July 31, 2015
Long-term debt obligations	$1,215.7	$1,227.4
Current portion of long-term debt obligations	3.6	10.1
Discount on senior secured notes	9.1	8.8
Premium on senior secured notes	(1.2)	(1.2)
Less: Cash and cash equivalents	(134.3)	(102.1)
Net Debt	$1,092.9	$1,143.0
NPV of lease commitments[1]	1,212.9	1,171.3
	$2,305.8	$2,314.3

(1) The net present value (NPV) of lease commitments as of April 30, 2015 and July 31, 2015, discounted at 9%.

Reconciliation of Liquidity
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	July 31, 2015
Cash and cash equivalents	$134.3	$102.1
Senior secured revolving credit facility:
Facility credit limit	375.0	375.0
Outstanding balance on senior secured revolving credit facility	—	(55.0)
Outstanding letters of credit	(33.3)	(31.7)
Available senior secured revolving credit facility	341.7	288.3
Asset-based revolving credit facility	—	145.0
Available overdraft facilities	24.1	23.3
	$500.1	$558.7